UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  January 17, 2013
AT&T INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas	75202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (210) 821-4105

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 17, 2013, AT&T Inc. (“AT&T”, “we” or “the Company”) provided updated information regarding certain fourth-quarter items.

For the quarter ended December 31, 2012, we expect to record a non-cash, pre-tax charge of approximately $10 billion related to actuarial gains and losses on pension and postemployment benefit plans. At December 31, 2012, we lowered our assumed discount rate to 4.3%, resulting in an actuarial loss of approximately $12.0 billion. Partially offsetting the impact of the discount rate is an asset gain, which is approximately $1.9 billion in excess of our assumed rate of return of 8.25%. Despite this gain, due to the continued uncertainty in the securities markets and U.S. economy in 2013, we have lowered our expected long-term rate of return on asset assumption to 7.75%. Gains on claims experience and other actuarial assumptions of approximately $100 million also partially offset the loss associated with the lower discount rate. Actuarial gains and losses are managed on a total company basis and are, accordingly, reflected only in consolidated results. Therefore, this loss will not affect segment operating results or margins.

Fourth-quarter total smartphone sales were approximately 10.2 million devices. Due to the high subsidies on these devices, we expect a near-term pressure on operating income, margins, and earnings per share in the fourth quarter of 2012.

The estimated reduction in our fourth-quarter 2012 operating income as a result of storms, including Superstorm Sandy, is approximately $175 million, which primarily impacts our Wireless segment.

Based on a review of intersegment allocations, AT&T refined the allocation of costs associated with providing services among segments. While this change did not impact AT&T’s total consolidated results, it impacted costs allocated to the Wireline and Wireless segments. We have applied this change retrospectively, adjusting prior-period segment information. As a convenience to investors who may want to consider the effects of this change, AT&T is providing updated prior-quarter segment results on the investor relations page on our website (www.att.com/investor.relations). The information provided on our website is not incorporated by reference herein.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this filing contains financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results may differ materially. A discussion of factors that may affect future results is contained in AT&T’s filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update or revise statements contained in this filing based on new information or otherwise.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: January 17, 2013	By: /s/ Paul W. Stephens Paul W. Stephens Senior Vice President and Controller